SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20006

                                   FORM 8-KSB

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event
reported)                                                         April 21, 1999

                                ECB BANCORP, INC
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                 (Exact name of registrant as specified in its charter)


     North Carolina                     0-24753                      56-2090738
------------------------------ ----------------------------- -------------------
(State or other jurisdiction         (Commission File           (IRS Employer
       of corporation)                   Number)              Identification No.

                                       35080 US 264
                                      P. O. Box 337
                             Engelhard, North Carolina 27824
                  -------------------------------------------------------
                    (Address of principal executive offices)

 Registrant's telephone number, including area code        (252) 925-9411
                                                      --------------------------


                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5. Other Events

        On April 21, 1999, ECB Bancorp, Inc., the holding company for The East Carolina Bank, announced its financial results for the quarter ended March 31, 1999. A copy of the Company's press release is attached as Exhibit 99 to this Report.

Item 7. Exhibits

        The following exhibits are attached to this Report:


      Exhibit Number                                   Description
----------------------------     --------------------------------------------------------
            99                   Copy of ECB  Bancorp,  Inc.'s  April  21,  1999,  press
                                 release.


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ECB Bancorp, Inc.


                              By:   s/s/ Arthur H. Keeney, III
                              Arthur H. Keeney, III
                              President and Chief Executive Officer

Dated:  April 29, 1999

April 21, 1999

CONTACT:       GARY ADAMS/CHIEF FINANCIAL OFFICER
               (252) 925-9111, EXTENSION 209

FOR IMMEDIATE RELEASE

          ECB BANCORP REPORTS INCREASED FIRST QUARTER FINANCIAL RESULTS

ENGELHARD, NORTH CAROLINA - ECB BANCORP, INC. ("ECB" or "Bancorp") today reported earnings for the first quarter of 1999.

For the three months ended March 31, 1999, ECB (or "Bancorp") generated net income of $482,000, a 20.2% increase over $401,000 for the period ended March 31, 1998. Total assets as of March 31, 1999 were $213,227,000, a 13.3% increase over total assets of $188,172,000 at March 31, 1998. Deposits at the end of 1999's first quarter totaled $186,358,000, a 9.3% increase over the year ago period of $170,481,000. Loans grew 12.6% to $139,177,000 at March 31, 1999, up from $123,560,000 as of March 31, 1998. ECB also reported net interest income for the first three months of 1999 at $2,405,000, up 11.2% over the same period last year. These financial results equate to basic per share earnings of 23 cents for the period ended March 31, 1999 which is equal to the 23 cents earned per basic share during the first quarter of 1998.

"Since our stock offering last fall, one of our goals has been to minimize the impact of any per share earnings dilution", stated ECB Bancorp President and CEO Arthur H. Keeney, III. "It appears that we were successful in early 1999 which bolsters our confidence for the attainment of many more of our goals for the entire fiscal year."

ECB Bancorp also recently declared a 7.25 cents cash dividend per share for the first quarter ended March 31, 1999. The dividend will be paid by April 28 to shareholders of record April 8, 1999. Historically, the Company has paid its dividends on an annual basis. In 1998, the annual dividend was 25.5 cents per share. On an annualized basis, the 7.25 cents per share dividend for the first quarter of 1999 represents a 13.7% increase over the 1998 dividend.

ECB Bancorp, Inc. is the parent company of The East Carolina Bank, a state-chartered, independent community bank insured by the FDIC. ECB provides a full range of financial services through 15 branches in eastern North Carolina.

ECB Bancorp, Inc. is listed on Nasdaq's SmallCap market under the symbol "ECBE".